CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form N-14 of Franklin New York Intermediate-Term Tax-Free Income Fund, a portfolio of Franklin New York Tax-Free Trust, and of Franklin Total Return Fund, a portfolio of Franklin Investors Securities Trust, (the "Registration Statements"), of our reports dated November 19, 2008 and December 17, 2008, respectively, relating to the financial statements and financial highlights of Franklin New York Intermediate-Term Tax-Free Income Fund and Franklin Total Return Fund, respectively, which appear in the September 30, 2008 Annual Report to Shareholders of Franklin New York Tax-Free Trust and October 31, 2008 Annual Report of Franklin Investors Securities Trust, respectively, which are also incorporated by reference in such Registration Statements. We also consent to the references to us under the heading "Financial Highlights of the Acquiring Funds" and in item 4.2(h) "Representations and Warranties" in the Agreement and Plan of Reorganization which is also included in such Registration Statements.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
June 18, 2009